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                                                                                               Exhibit 11.01

                                               CARDINAL HEALTH, INC.

                                        COMPUTATION OF PER SHARE EARNINGS
                                    (In thousands, except per share amounts)


                                                        Fiscal Quarter Ended              Six Months Ended
                                                   ------------------------------- --------------------------------
                                                    December 31,    December 31,    December 31,     December 31,
                                                        1996            1995            1996             1995
                                                   --------------- --------------- ---------------  ---------------

PRIMARY:

Net earnings                                       $       38,454  $       26,542  $       78,251   $       58,458
                                                   =============== =============== ===============  ===============

Average shares outstanding                                 99,860          95,171          98,214           94,911

Dilutive effect of stock options                            1,425           1,742           1,356            1,965
                                                   --------------- --------------- ---------------  ---------------

Weighted average number of Common
 Shares outstanding                                       101,285          96,913          99,570           96,876
                                                   =============== =============== ===============  ===============

Primary earnings per Common Share                  $         0.38  $         0.27  $         0.79   $         0.60
                                                   =============== =============== ===============  ===============

FULLY DILUTED:

Net earnings                                       $       38,454  $       26,542  $       78,251   $       58,458
                                                   =============== =============== ===============  ===============

Average shares outstanding                                 99,860          95,171          98,214           94,911

Dilutive effect of stock options                            1,486           1,752           1,468            2,031
                                                   --------------- --------------- ---------------  ---------------

Weighted average number of Common
 Shares outstanding                                       101,346          96,923          99,682           96,942
                                                   =============== =============== ===============  ===============

Fully diluted earnings per Common Share            $         0.38  $         0.27  $         0.79   $         0.60
                                                   =============== =============== ===============  ===============


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